Exhibit 99.1

For more information contact:

Roddy Sloss

Vice President, Finance

Lattice Semiconductor Corporation

(503) 268-8000

LATTICE SEMICONDUCTOR REPORTS FOURTH QUARTER AND
2003 YEAR END FINANCIAL RESULTS AND RESTATEMENT
OF FIRST, SECOND AND THIRD QUARTER 2003
FINANCIAL STATEMENTS

Company reiterates first quarter 2004 business outlook

HILLSBORO, Ore.  -  March 24, 2004  -  Lattice Semiconductor Corporation (NASDAQ: LSCC) today announced financial results for the fourth quarter and year ended December 2003.

In addition, the Company announced that it has completed a review of its deferred income accounting.  Deferred  income is the balance sheet account which represents the estimated future gross margin, including credits that may be due, related to inventory held by the Company’s distributors that is expected to be either resold to end users or returned to the Company for a credit.  As the Company’s distributors have price protection and limited return rights, the Company’s policy is to defer recognition of revenue for sales through distribution until the distributor resells the Company’s products to an end customer.  However, upon shipment of product to distributors, the Company records a receivable and credits deferred income while also relieving its inventory account and offsetting the cost of inventory shipped against deferred income.  The receivable and deferred income accounts are also adjusted for estimated credits that may be due distributors.

As previously disclosed, the Company has concluded that its deferred income account became overdepleted during 2003.  After review by the Audit Committee and the Company’s independent auditor, the Company has determined restatement of the March, June and September quarter 2003 financial statements is necessary to correct errors and a failure to record a change in accounting estimate related to deferred income.  The restatement resulted from inappropriate accounting entries made by an individual in the Company’s finance department and deficiencies in the design and operation of internal accounting controls related to the deferred income account.

For the September 2003 quarter, the restatement:

•                  reduces revenue, originally reported as $51.0 million, by $8.0 million to $43.0 million;

•                  reduces cost of sales, originally reported as $20.7 million, by $1.2 million to $19.4 million;

•                  increases net loss, originally reported as $21.9 million ($0.20 per share), by $6.8 million ($0.06 per share) to $28.7 million ($0.26 per share);

•                  increases the originally reported deferred income balance sheet account by $3.4 million to $9.8 million

•                  increases the originally reported accounts payable and other accrued liabilities balance sheet account by $5.5 million to $34.4 million; and

•                  reduces the originally reported retained earnings balance sheet account by $8.9 million to $28.6 million.

For the June 2003 quarter, the restatement:

•                  reduces revenue, originally reported as $58.2 million, by $1.6 million to $56.6 million;

•                  reduces cost of sales, originally reported as $23.3 million, by $0.3 million to $23.0 million;

•                  increases net loss, originally reported as $16.9 million ($0.15 per share), by $1.3 million ($0.01 per share) to $18.2 million ($0.16 per share);

•                  increases the originally reported deferred income balance sheet account by $0.8 million to $9.6 million;

•                  increases the originally reported accounts payable and other accrued liabilities balance sheet account by $1.3 million to $32.5 million; and

•                  reduces the originally reported retained earnings balance sheet account by $2.1 million to $57.3 million.

For the March 2003 quarter, the restatement:

•                  reduces revenue, originally reported as $58.3 million, by $1.0 million to $57.3 million;

•                  reduces cost of sales, originally reported as $23.2 million, by $0.2 million to $23.0 million;

•                  increases net loss, originally reported as $18.8 million ($0.17 per share), by $0.8 million ($0.01 per share) to $19.7 million ($0.18 per share);

•                  increases the originally reported deferred income balance sheet account by $0.8 million to $13.9 million; and

•                  reduces the originally reported retained earnings balance sheet account by $0.8 million to $75.5 million.

Revenue for the fourth quarter was $52.8 million.  Quarterly revenue from FPGA products was $10.4 million, or 20 percent of total revenue, while revenue from high density CPLD products was $35.6 million.  New product revenue accounted for 14 percent of total quarterly revenue.

Net loss for the fourth quarter was $25.2 million ($0.22 per share). This loss includes an $18.7 million charge for amortization of intangible assets.  Excluding these charges, the net loss for the quarter was $6.6 million ($0.06 per share).  These non-cash charges have been highlighted here as they are not expected to continue at these levels beyond June 2004 and are currently expected to be eliminated in 2007.  The Company believes exclusion of these charges more closely approximate its cash earnings performance.  A reconciliation of non-GAAP to GAAP loss accompanies the financial tables in this earnings release.

For the year 2003, revenue was $209.7 million, a decrease of eight percent from the $229.1 million reported for 2002.  Net loss for 2003 was $91.8 million ($0.82 per share), as compared to the net loss of $175.2 million ($1.59 per share) reported for 2002.  Net loss for 2003, adjusted for amortization of intangibles assets of $77.1 million, was $14.7 million ($0.13 per share) compared to adjusted earnings of $24.0 million ($0.21 per share) reported for 2002.

The Company currently anticipates filing amended Quarterly Reports on Form 10-Q for the first, second and third quarters of 2003, which will contain the restated financial results discussed above, and its 2003 Annual Report on Form 10-K by April 2, 2004.

 “We are disappointed with the restatement of our 2003 quarterly financial results”, stated Cyrus Y. Tsui, chairman and chief executive officer.  “However, we have performed an accounting review, made improvements in our method of accounting for Deferred Income and are pursuing improvements in our internal controls under the guidance of our Audit Committee.”

Separately, the Company reiterated its business outlook for the March 2004 quarter:

•                  Revenue is expected to be grow 10 to 13 percent on a sequential basis.

•                  Gross margins are expected to be approximately 57 to 58 percent of revenue.

•                  Total operating expenses are expected to be approximately $35 million.

•                  Other income is expected to be approximately $2.5 to $3.0 million, including a gain on the sale of foundry investments.

•                  No tax provision is anticipated.

On March 24, 2004, Lattice will hold a telephone conference call at 2:30 pm (Pacific Time) with financial analysts.  Investors may listen to our conference call live via the web at www.lscc.com.  Replays of the call will also be available at www.lscc.com.

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws including statements about the anticipated filing date of the Company’s 10-K and amended 10-Q, future quarterly financial results, revenues, customers, product offerings and the Company’s ability to compete.  Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the Company’s ability to file its 10-K and amended 10-Q reports by April 2, 2004, the possibility that further accounting adjustments may be required and the effectiveness of changes to the Company’s internal controls, as well as overall semiconductor market conditions, market acceptance and demand for the Company’s new products, the Company’s dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks.   The Company does not intend to update or revise any forward looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Lattice Semiconductor Corporation, the inventor of in-system programmable (ISPTM) logic products, designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGA), Field Programmable System Chips (FPSCs) and high-performance ISP Programmable Logic Devices (PLDs), including Complex Programmable Logic Devices (CPLD), Programmable Analog Components (PAC), and Programmable Digital Interconnect (GDX). Lattice also offers industry leading SERDES products.  Lattice offers total solutions for today’s system designs by delivering the most innovative programmable silicon products that embody leading-edge system expertise.

Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communications, computing, industrial and military end markets.  Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124 USA.  For more information access our web site at www.latticesemi.com.

#  #  #

Lattice Semiconductor Corporation, L (& design), Lattice (& design) ISP  and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

Lattice Semiconductor Corporation
Consolidated Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Year ended
Description	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
		(Restated)
Revenue	$52,757	$43,033	$57,710	$209,662	$229,126

Costs and expenses:
Costs of products sold	23,814	19,431	23,019	89,266	91,546
Research and development	22,385	21,173	21,790	87,092	85,776
Selling, general and administrative	13,562	12,114	12,309	50,773	48,099
In-process research and development (1)	—	—	—	—	29,853
Amortization of intangible assets (2)(3)	18,661	18,665	18,799	77,127	73,415

Total costs and expenses	78,422	71,383	75,917	304,258	328,689
Loss from operations	(25,665)	(28,350)	(18,207)	(94,596)	(99,563)

Other income (expense), net	421	(3,611)	2,253	(3,064)	6,194

Loss before (benefit) provision for income taxes	(25,244)	(31,961)	(15,954)	(97,660)	(93,369)

(Benefit) provision for income taxes	—	(3,300)	111,146	(5,854)	81,866

Net loss	$(25,244)	$(28,661)	$(127,100)	$(91,806)	$(175,235)

Basic net loss per share	$(0.22)	$(0.26)	$(1.14)	$(0.82)	$(1.59)

Diluted net loss per share	$(0.22)	$(0.26)	$(1.14)	$(0.82)	$(1.59)

Shares used in per share calculations:

Basic	112,364	111,840	111,311	111,794	110,193

Diluted (4)	112,364	111,840	111,311	111,794	110,193

Notes:

(1)          Represents write-off of in-process research and development in conjunction with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. and the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.

(2)          Intangible assets subject to amortization aggregate $84.6 million, net, at December 31, 2003 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven  years on a straight-line basis.

(3)          Includes $0.8 million, $0.8 million and $1.1 million of deferred stock compensation expense for the quarters ended December 31, 2003, September 30, 2003 and December 31, 2002, respectively, and $5.7 million and $2.9 million of deferred stock compensation expense for the years ended December 31, 2003 and December 31, 2002, respectively, attributable to Research and Development activities.

(4)          For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.

Lattice Semiconductor Corporation
Consolidated Balance Sheet
(in thousands)
(unaudited)

Description	Dec. 31, 2003	Dec. 31, 2002
Assets
Current assets:
Cash and short-term investments	$277,750	$276,880
Accounts receivable, net	26,796	26,374
Inventories	46,630	56,241
Other current assets	51,537	35,033
Total current assets	402,713	394,528

Property and equipment, net	53,800	62,786
Foundry investments, advances and other assets	86,883	104,507
Goodwill and other intangible assets, net (1)	308,232	379,442

	$851,628	$941,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$28,500	$33,597
Deferred income on sales to distributors	10,564	11,983
Income taxes payable	37	142
Total current liabilities	39,101	45,722

4 3/4% Convertible notes due in 2006	—	208,061
Zero Coupon Convertible notes due in 2010	184,000	—
Other long-term liabilities	22,415	26,345
	206,415	234,406

Stockholders’ equity	606,112	661,135

	$851,628	$941,263

Note:

(1)          At December 31, 2003, includes approximately $9.2 million of other intangible assets, net, recorded in the September 2002 quarter in connection with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. Also includes $142.5 million in Goodwill and $52.2 million of other intangible assets, net, recorded in the March 2002 quarter in connection with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc., and approximately $81.1 million in Goodwill and $23.3 million of other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.

Appendix 1

Lattice Semiconductor Corporation
Consolidated Operations Information-Non-GAAP Basis (1)
(in thousands, except per share data)
(unaudited)

	Three months ended			Year ended
Description	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
		(Restated)
Revenue	$52,757	$43,033	$57,710	$209,662	$229,126

Costs and expenses:
Costs of products sold	23,814	19,431	23,019	89,266	91,546
Research and development	22,385	21,173	21,790	87,092	85,776
Selling, general and administrative	13,562	12,114	12,309	50,773	48,099

Total costs and expenses	59,761	52,718	57,118	227,131	225,421
(Loss) income from operations	(7,004)	(9,685)	592	(17,469)	3,705

Other income (expense), net	421	(3,611)	2,253	(3,064)	6,194

(Loss) income before (benefit) provision for income taxes	(6,583)	(13,296)	2,845	(20,533)	9,899

(Benefit) provision for income taxes	—	(3,300)	740	(5,854)	2,574

Tax shield (2)	—	—	4,250	—	16,673

Non-GAAP (loss) earnings	$(6,583)	$(9,996)	$6,355	$(14,679)	$23,998

Diluted Non-GAAP (loss) earnings per share (3)	$(0.06)	$(0.09)	$0.06	$(0.13)	$0.21

Shares used in calculations	112,364	111,840	112,876	111,794	111,889

Notes:

(1)          This table presents operating information which is consistent with the information reported by First Call, IBES and Zacks for Lattice Semiconductor Corporation.  A reconciliation to GAAP on a per share basis is attached as Appendix 2.

(2)          Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003 quarter, we are no longer reporting a Tax Shield.

(3)          For the three months and year ended December 31, 2002, the computation of diluted Non-GAAP earnings includes the effect of stock options but excludes the effect of our convertible notes as they are antidilutive. For all 2003 periods presented, the computation of diluted Non-GAAP loss excludes the effect of both stock options and the effect of our convertible notes as they are antidilutive.

Appendix 2

Lattice Semiconductor Corporation
Non-GAAP Earnings Reconciliation (1)
(unaudited)

	Three months ended			Year ended
Description	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
		(Restated)
Net loss	$(0.22)	$(0.26)	$(1.14)	$(0.82)	$(1.59)

Add:
Amortization of intangible assets	$0.16	$0.17	$0.12	$0.69	$0.40
In-process research and development (2)	—	—	—	—	$0.19
Valuation allowance for deferred tax assets (3)	—	—	$1.00	—	$1.01
Tax shield (4)	—	—	$0.04	—	$0.15
Difference in effective tax rate (5)	—	—	$0.04	—	$0.05
Non-GAAP (loss) income	$(0.06)	$(0.09)	$0.06	$(0.13)	$0.21

Notes:

(1)          This table reconciles net income (loss) to non-GAAP information, which is presented in Appendix 1, on a per-share basis.

(2)          Represents write-off of in-process research and development in conjunction with the August 26, 2002 acquisition of Cerdelinx technologies, Inc. and the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.

(3)          In the quarter ended December 31, 2002, we recorded a tax provision of $111.1 million, representing a 100% valuation allowance for our recorded deferred tax assets, in accordance with the provisions of Statement of Financial Accounting Standards No. 109.

(4)          Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003 quarter, we are no longer reporting a Tax Shield.

(5)          The effective tax rate is the ratio of income tax expense to pretax income. The rate for the three months and year ended December 31, 2002 presented in the non-GAAP information presentation is different from the rates in the Statement of Operations, due to the difference in the proportion of taxable income derived from operations.

Appendix 3

LATTICE SEMICONDUCTOR CORPORATION
- Supplemental Historic Financial Information -
(Q4 2003)

	Q403	Q303	Q402
		(Restated)
Operations Information
Percent of Revenue
Gross Margin	54.9%	54.8%	60.1%
R&D Expense	42.4%	49.2%	37.8%
SG&A Expense	25.7%	28.2%	21.3%
Operating (Loss) Income	-48.6%	-65.9%	-31.5%
Operating (Loss) Income (Non-GAAP)	-13.3%	-22.5%	1.0%

Depreciation Expense ($000)	4,598	4,658	4,856
Capital Expenditures ($000)	1,808	2,300	3,781

Balance Sheet Information
Current Ratio	10.3	8.3	8.6
A/R Days Revenue Outstanding	46	57	42
Inventory Months	5.9	7.6	7.3

Revenue% (by Product Family)
FPGA	20%	21%	16%
CPLD	67%	69%	68%
SPLD	13%	10%	16%

Revenue% (by Product Classification*)
New	14%	15%
Mainstream	42%	52%
Mature	44%	33%

Revenue% (by Geography)
Americas	36%	32%	42%
Europe (incl. Africa)	22%	21%	23%
Asia (incl. ROW)	42%	47%	35%

Revenue% (by End Market)
Communications	51%	49%	45%
Computing	21%	22%	26%
Other	28%	29%	29%

Revenue% (by Channel)
Direct	61%	67%	55%
Distribution	39%	33%	45%

* Product Classification:

New:                                                                     FPSC, XPLD, XPGA, GDX2, ORCA 4, ispMACH 4000, ispMACH 4000 Z, ispPAC-PWR

Mainstream:                              ORCA 3, GDX/V, ispMACH L/V, ispLSI 2000V, ispLSI 5000V, ispLSI 8000V, ispMACH 5000VG, Mixed Signal, Software

Mature:                                                      ORCA 2, All 5-Volt CPLDs, All SPLDs

Appendix 4

Lattice Semiconductor Corporation
Consolidated Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Three months ended
Description	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Sept. 30, 2002	June 30, 2002	Mar. 31, 2002
	(Restated)	(Restated)	(Restated)
Revenue	$43,033	$56,575	$57,297	$56,072	$56,466	$58,878

Costs and expenses:
Costs of products sold	19,431	22,993	23,028	22,429	22,492	23,606
Research and development	21,173	21,702	21,832	21,523	21,078	21,385
Selling, general and administrative	12,114	12,614	12,483	11,712	12,220	11,858
In-process research and development (1)	—	—	—	5,653	—	24,200
Amortization of intangible assets (2)(3)	18,665	18,687	21,114	18,070	17,923	18,623

Total costs and expenses	71,383	75,996	78,457	79,387	73,713	99,672
Loss from operations	(28,350)	(19,421)	(21,160)	(23,315)	(17,247)	(40,794)

Other (expense) income, net	(3,611)	(1,365)	1,491	2,764	3,078	(1,901)

Loss before benefit for income taxes	(31,961)	(20,786)	(19,669)	(20,551)	(14,169)	(42,695)

Benefit for income taxes	(3,300)	(2,554)	—	(6,180)	(6,022)	(17,078)

Net loss	$(28,661)	$(18,232)	$(19,669)	$(14,371)	$(8,147)	$(25,617)

Basic net loss per share	$(0.26)	$(0.16)	$(0.18)	$(0.13)	$(0.07)	$(0.23)

Diluted net loss per share	$(0.26)	$(0.16)	$(0.18)	$(0.13)	$(0.07)	$(0.23)

Shares used in per share calculations:

Basic	111,840	111,507	111,390	110,232	109,684	109,558

Diluted (4)	111,840	111,507	111,390	110,232	109,684	109,558

Notes:

(1)   Represents write-off of in-process research and development in conjunction with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. and the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.

(2)   Intangible assets subject to amortization relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over to three to seven years on a straight-line basis. The balance of these assets are unchanged  as a result of the restatements presented here.

(3)   Balances presented include amortization of deferred stock compensation expense attributable to Research and Development Activities, which amounts are unchanged as a result of the restatements presented here.

(4)   For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.

Appendix 5

Lattice Semiconductor Corporation
Consolidated Statement of Operations
(in thousands, except per share data)
(unaudited)

Description	Nine months ended Sept. 30, 2003	Six months ended June 30, 2003	Nine months ended Sept. 30, 2002	Six months ended June 30, 2002
	(Restated)	(Restated)
Revenue	$156,905	$113,872	$171,416	$115,344

Costs and expenses:
Costs of products sold	65,452	46,021	68,527	46,098
Research and development	64,707	43,534	63,986	42,463
Selling, general and administrative	37,211	25,097	35,790	24,078
In-process research and development (1)	—	—	29,853	24,200
Amortization of intangible assets (2)(3)	58,466	39,801	54,616	36,546

Total costs and expenses	225,836	154,453	252,772	173,385
Loss from operations	(68,931)	(40,581)	(81,356)	(58,041)

Other (expense) income, net	(3,485)	126	3,941	1,177

Loss before benefit for income taxes	(72,416)	(40,455)	(77,415)	(56,864)

Benefit for income taxes	(5,854)	(2,554)	(29,280)	(23,100)

Net loss	$(66,562)	$(37,901)	$(48,135)	$(33,764)

Basic net loss per share	$(0.60)	$(0.34)	$(0.44)	$(0.31)

Diluted net loss per share	$(0.60)	$(0.34)	$(0.44)	$(0.31)

Shares used in per share calculations:

Basic	111,615	111,473	109,855	109,619

Diluted (4)	111,615	111,473	109,855	109,619

Notes:

(1)   Represents write-off of in-process research and development in conjunction with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. and the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc.

(2)   Intangible assets subject to amortization relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis. The balance of these assets are unchanged  as a result of the restatements presented here.

(3)   Balances presented include amortization of deferred stock compensation expense attributable to Research and Development Activities, which amounts are unchanged as a result of the restatements presented here.

(4)   For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.

Appendix 6

Lattice Semiconductor Corporation
Consolidated Balance Sheet
(in thousands)
(unaudited)

Description	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002
	(Restated)	(Restated)	(Restated)
Assets
Current assets:
Cash and short-term investments	$278,754	$470,178	$252,847	$276,880
Accounts receivable, net	26,941	28,372	30,651	26,374
Inventories	47,942	48,283	51,876	56,241
Other current assets	12,617	11,476	34,748	35,033
Total current assets	366,254	558,309	370,122	394,528

Property and equipment, net	56,520	58,978	61,284	62,786
Foundry investments, advances and other assets	124,670	108,574	100,059	104,507
Goodwill and other intangible assets, net (1)	326,071	343,909	361,754	379,442

	$873,515	$1,069,770	$893,219	$941,263

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$34,356	$32,538	$37,170	$33,597
Deferred income on sales to distributors	9,766	9,604	13,936	11,983
Income taxes payable	—	—	—	142
Total current liabilities	44,122	42,142	51,106	45,722

4 3/4% Convertible notes due in 2006	—	172,304	175,304	208,061
Zero Coupon Convertible notes due in 2010	184,000	200,000	—	—
Other long-term liabilities	22,053	25,704	26,335	26,345
	206,053	398,008	201,639	234,406

Stockholders’ equity	623,340	629,620	640,474	661,135

	$873,515	$1,069,770	$893,219	$941,263

Note:

(1)   Includes other intangible assets, net, recorded in the September 2002 quarter in connection with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. Also includes Goodwill and other intangible assets, net, recorded in the March 2002 quarter in connection with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc., and Goodwill and other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter. Goodwill and other intangible assets, net, are unchanged as a result of the restatements presented here.